Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Caesars Growth Properties Holdings, LLC (the “Company”), hereby certifies, to such officer's knowledge, that:
(i)the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 9, 2015

By:	Caesars Growth Properties Parent, LLC
its managing member
By:	Caesars Growth Partners, LLC
its managing member
By:	Caesars Acquisition Company
its managing member
By:	/S/ CRAIG ABRAHAMS
Craig Abrahams Chief Financial Officer of Caesars Acquisition Company, its managing member

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.